UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

☑	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TRM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

Set forth the amount on which the filing fee is calculated and state how it was determined.

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of Annual Meeting of Shareholders
May 17, 2005
To Our Shareholders:
      The annual meeting of the shareholders of TRM Corporation, an Oregon corporation (the “Company”), will be held on Tuesday, May 17, 2005, at 9:00 a.m. at the Philadelphia Art Alliance, Gallery B, 251 South 18th Street, Philadelphia, Pennsylvania 19103, for the following purposes:
      1. To elect three members of the Board of Directors for three-year terms.
      2. To consider and vote upon a proposal to adopt the TRM Corporation Omnibus Stock Incentive Plan;
      3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2005 fiscal year, and
      4. To transact such other business as may properly come before the meeting or any adjournment thereof.
      All shareholders are invited to attend the meeting. Holders of record of the Company’s Common Stock at the close of business on March 11, 2005, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Kenneth L. Tepper
President and Chief Executive Officer
Portland, Oregon
April 15, 2005
YOUR VOTE IS IMPORTANT
      Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage paid envelope.
      A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is exercised. Retention of the proxy is not necessary for admission to the meeting.

PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE MATTERS
PROPOSAL 2 PROPOSAL TO ADOPT THE TRM CORPORATION OMNIBUS STOCK INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS
OTHER MATTERS
SHAREHOLDERS SHARING AN ADDRESS
ANNUAL REPORT ON FORM 10-K
APPENDIX A
APPENDIX B

PROXY STATEMENT
      The enclosed proxy is solicited by the Board of Directors of TRM Corporation (the “Company”) for use at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 17, 2005, at 9:00 a.m. at the Philadelphia Art Alliance, Gallery B, 251 South 18th Street, Philadelphia, Pennsylvania 19103, and at any adjournments thereof.
      The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. These employees will not receive any special compensation in connection therewith. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $1,500. The Company’s Annual Report on Form 10-K covering the year ended December 31, 2004, which includes financial statements, is being mailed to shareholders together with these proxy materials on or about April 15, 2004.
      Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The presence at the Annual Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present, which means that the nominees with the most votes are elected. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the TRM Corporation Omnibus Stock Incentive Plan (the “Plan”) as described in Proposal 2 below and to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants described in Proposal 3 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.
      Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted FOR:

•	the election of the directors;

•	the approval of the Plan; and

•	ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2005.
      Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters any may properly be brought before the Annual Meeting or any adjournment, postponement or continuation thereof.
      Common Stock represented at the Annual Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote Common Stock held by them in nominee name will mean that such Common Stock will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Stock on a particular matter and indicates on the proxy delivered with respect to such Common Stock that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” that Common Stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold Common Stock in street name for customers generally have the discretion to vote those shares of Common Stock with respect to certain matters, including the election of directors and ratification of the selection of accountants, if they have not received instructions from the beneficial owners. However, these brokers generally do not have the discretion to vote those shares of Common Stock with respect to the approval of equity compensation plans, such as the Plan described in Proposal 2 below, if they have not received instructions from the beneficial owners. With respect to the election of directors described in Proposal 1 below, votes that are withheld and broker “non-votes” will not be included in the vote. With respect to the approval of the Plan as described in Proposal 2 below, the ratification of the selection of PricewaterhouseCoopers LLP described in Proposal 3 below or with respect to any other matter properly brought before the Annual Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matter.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
      The Company’s outstanding voting securities consist of Common Stock. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is March 11, 2005. On that date, there were 13,956,376 shares of Common Stock outstanding, each entitled to one vote per share. The Common Stock does not have cumulative voting rights.
      The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 11, 2005, by each of the Company’s directors and executive officers, all of its directors and executive officers as a group and other persons who beneficially own more than 5% of outstanding voting securities.

		Percent		Percent
Beneficial Owner	Number(1)	of Class	Number(2)(3)	of Class

Lance Laifer(4)	1,375,550	9.9%	1,438,406	10.3%
112 West 27th Street
New York, NY 10001

Trafelet & Company, LLC.(5)	1,147,700	8.2%	1,147,700	8.2%
900 Third Avenue, 5th Floor
New York, NY 10022

Edward E. Cohen(6)	813,145	5.8%	1,033,560	7.3%
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103

Daniel G. Cohen(7)	701,474	5.0%	965,703	6.8%
1818 Market Street, 28th Floor
Philadelphia, PA 19103

Kenneth L. Tepper	84,355	*	213,800	1.5%
5208 N.E. 122nd Avenue
Portland, OR 97230

Danial J. Tierney	40,131	*	122,631	*
5208 N.E. 122nd Avenue
Portland, OR 97230

Thomas W. Mann	66,545	*	79,055	*
5208 N.E. 122nd Avenue
Portland, OR 97230

Alan D. Schreiber, M.D.	28,800	*	33,800	*
821 Westview Street
Philadelphia, PA 19119

Gary Cosmer	497	*	31,747	*
5208 N.E. 122nd Avenue
Portland, OR 97230

		Percent		Percent
Beneficial Owner	Number(1)	of Class	Number(2)(3)	of Class

Hersh Kozlov	16,500	*	31,500	*
1940 Route 70 East, Suite 200
Cherry Hill, NJ 08003

Slavka B. Glaser	8,500	*	28,500	*
277 Park Avenue, 9th Floor
New York, NY 10172

Harmon S. Spolan	3,000	*	13,000	*
1900 Market Street, 4th Floor
Philadelphia, PA 19103

Nancy Alperin	1,000	*	11,000	*
1736 Pine Street, Suite 100
Philadelphia, PA 19103

Ashley S. Dean	1,500	*	8,625	*
1A Meadowbrook, Maxwell Way
Crawley, West Sussex RH10 95A

Amy B. Krallman	1,000	*	6,000	*
5208 N.E. 122nd Avenue
Portland, OR 97230

Daniel E. O’Brien	—	—	3,125	*
5208 N.E. 122nd Avenue
Portland, OR 97230

Jon S. Pitcher	—	—	—	—
5208 N.E. 122nd Avenue
Portland, OR 97230

Directors and executive officers as a group (16 persons)	3,141,997	22.5%	4,020,452	25.6%

*	Represents less than 1 percent.

(1)	Beneficial ownership of our common stock disregarding any options or warrants held by the shareholder.

(2)	The number of common shares that may be obtained upon exercise of options that are currently exercisable or exercisable within 60 days of March 11, 2005 are as follows: Mr. Daniel G. Cohen 257,500 shares; Mr. Edward E. Cohen 210,000 shares; Mr. Kenneth L. Tepper 129,445; Mr. Danial J. Tierney 82,500 shares; Mr. Thomas W. Mann 12,510 shares; Mr. Gary M. Cosmer 31,250 shares; Ms. Slavka B. Glaser 20,000 shares; Mr. Hersh Kozlov 15,000 shares; Ms. Nancy Alperin 10,000 shares; Mr. Lance Laifer 10,000 shares; Mr. Harmon S. Spolan 10,000 shares; Mr. Ashley S. Dean 7,125 shares; Dr. Alan D. Schreiber 5,000 shares; Ms. Amy B. Krallman 5,000 shares; Mr. Daniel E. O’Brien 3,125 shares; and all executive officers and directors as a group, 808,455 shares.

(3)	Beneficial ownership of our common stock giving effect to the shares of common stock underlying the options and warrants held by the shareholder.

(4)	Lance Laifer, as sole Director and principal stockholder of Laifer Capital Management, Inc. (“Laifer”), is the beneficial owner of 1,438,406 shares (10.3%) of common stock. By virtue of the ability to vote and to dispose of the common stock, Laifer’s beneficial ownership is comprised of 1,375,550 shares of common stock, warrants to purchase 52,856 shares of common stock and 10,000 shares subject to options exercisable within 60 days of March 11, 2005. Laifer has the sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of the 567,922 shares of common stock beneficially owned by Hilltop Partners, L.P.; sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of the 73,243 shares of common stock beneficially owned by Hilltop Offshore Limited; sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of the 283,810 shares of common stock beneficially owned by Hilltop Offshore #2. Laifer shares with various Wolfson family entities (“Wolfson”) the power to dispose and direct the disposition of the 503,431 shares of common stock beneficially owned by Wolfson. Wolfson retains the sole power to vote and direct the voting of the shares of common stock owned by it.

(5)	This information is based upon a Schedule 13G/ A dated February 11, 2005, and filed with the Securities and Exchange Commission (“SEC”), reporting that Trafelet & Company, LLC (“Trafelet”) had sole voting and sole dispositive power with respect to no shares, and shared voting and shared dispositive power with respect to 1,147,700 shares.

(6)	Based on information received from Mr. Edward E. Cohen, his beneficial ownership consists of 1,033,560 shares, comprised of: 46,285 shares of common stock, 40,954 shares of common stock owned by individual retirement accounts for the benefit of Mr. E. Cohen and his spouse, 354,159 shares of common stock held by a limited partnership of which Mr. E. Cohen and his spouse are the sole shareholders, officers and directors of the general partner and are the sole limited partners (with respect to which he disclaims beneficial ownership), 37,522 shares held by a defined benefits plan of which Mr. E. Cohen is a beneficiary (with respect to which he disclaims beneficial ownership), 334,225 shares of common stock owned by a charitable foundation of which Mr. E. Cohen and his spouse are trustees (with respect to which he disclaims beneficial ownership), warrants to purchase 10,415 shares of common stock and 210,000 shares subject to options exercisable within 60 days of March 11, 2005.

(7)	Based on information received from Mr. Daniel G. Cohen, his beneficial ownership consists of 965,703 shares, comprised of: 687,441 shares of common stock, warrants to purchase 3,571 shares of common stock and 257,500 shares of common stock subject to options exercisable within 60 days of March 11, 2005. Mr. D. Cohen’s ownership also includes 14,033 shares of common stock owned by ReadyCash GP Corporation (“ReadyCash”), and warrants to purchase 3,158 shares of common stock exercisable within 60 days held by ReadyCash. Mr. D. Cohen is the majority shareholder and an officer and director of ReadyCash.

Securities Authorized for Issuance under Equity Compensation Plans

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Shares Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Stock option plans	1,478,025	$5.28	13,975
Equity compensation plans not approved by security holders:
2001 Nonqualified Stock Option Plan	95,000	$12.12	5,000
Total	1,573,025	$5.69	18,975
      On October 26, 2001, the Company reserved 100,000 of its authorized common shares for issuance under a nonqualified stock option plan effective May 28, 2001 (the “2001 Nonqualified Stock Option Plan”). Nonqualified stock options under the 2001 Nonqualified Stock Option Plan are to be granted at prices determined by the Board of Directors, at no less than fair market value on the date of grant, with no longer than 10 year duration.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Messrs. Daniel G. Cohen, Harmon S. Spolan and Kenneth L. Tepper expire in 2005. The terms of office of Mr. Edward E. Cohen, Ms. Slavka B. Glaser and Dr. Alan D. Schreiber expire in 2006. The terms of office of Ms. Nancy L. Alperin, Mr. Hersh Kozlov and Mr. Lance Laifer expire in 2007.
      Messrs. D. Cohen, Spolan and Tepper have been nominated for a three-year term to serve until the 2008 annual meeting of shareholders and until their successors are elected and have qualified. Descriptions of the three nominees for election follow. For a description of the continuing directors, see “Background Information About Continuing Directors.”
      It is the intention of the persons named in the accompanying form of proxy to vote for the three nominees, unless other instructions are given. Proxies cannot be voted for more than three nominees. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.
      The Board of Directors recommends a vote FOR Messrs. D. Cohen, Spolan and Tepper.

		Director
Director Nominees	Age	Since

Daniel Gideon Cohen was elected a director in June 1998, and Chairman of the Board of Directors in June 2003. He served as Chairman of the Executive Committee of the Board of Directors from June 1998 until June 2003. He was elected Chairman of the Board of TheBancorp, Inc., a bank holding company, and Chairman of the Executive Committee of its Board of Directors in 1999. Mr. Cohen is Vice Chairman of TheBancorp Bank, the Bancorp, Inc.’s bank subsidiary and served as its Chairman from September 2002 to November 2003, and its Chief Executive Officer from July 2000 to September 2000. Mr. Cohen has been Chairman, Chief Executive Officer and President of Cohen Bros. & Co., an investment banking and securities brokerage firm, since 2001. From 1995 through 2000, Mr. Cohen was an officer and director of Resource America, Inc, a proprietary asset management company in the real estate, structured finance, equipment leasing, and energy sectors. Mr. Cohen is the son of Edward E. Cohen.	35	1998

Harmon S. Spolan was elected a director in June 2002. He is a senior partner in the law firm of Cozen O’Connor in Philadelphia, Pennsylvania, which he joined in 1999, where he chairs the Financial Services practice group. Prior thereto, he was President, Chief Operating Officer, and a director of JeffBanks, Inc., a bank holding company, and its subsidiary bank, from 1977 to 1999, when he retired.	69	2002

		Director
Director Nominees	Age	Since

Kenneth L. Tepper was appointed President and Chief Executive Officer of the Company in June 2002. He has served on the Board of Directors of the Company since June 1998 and served as Chairman of the Board from June 2001 until June 2003. From 1995 to 2000, Mr. Tepper was President and CEO of USABancShares, a bank holding company, and its subsidiary bank. Before 1995, Mr. Tepper served in a number of senior positions within the financial institutions industry. He is currently a Director of the Pennsylvania Industrial Development Authority (PIDA) and a prior Chairman of the Pennsylvania Republican Party Finance Committee. Mr. Tepper was the 2004 recipient of The Montgomery Medal in recognition of his service to the National Guard.	43	1998

		Director
Background Information About Continuing Directors	Age	Since

Nancy L. Alperin was appointed to the Board of Directors in June 2002. Since 1999, she has been President and CEO of Maxwell Realty Company, Inc., a full service real estate and mortgage brokerage firm. Before January 1999, she was a sales associate with Maxwell Realty Company. Ms. Alperin is a member of the Philadelphia Board of Realtors and a licensed mortgage broker in Pennsylvania.	37	2002

Edward E. Cohen was elected Chairman of the Board in June 1998 and served in that capacity until June 2001. He has served as Chairman of the Executive Committee since June 2003. He has been the Chairman of the Board of Directors of Resource America, Inc., a proprietary asset management company in the real estate, structured finance, equipment leasing, and energy sectors, since 1990 and was its Chief Executive Officer from 1988 to May 2004, when he retired. He was President of that company from 2002 to 2003. He has been Chairman, Chief Executive Officer and President of Atlas America, Inc., an energy company, since 2000 and is Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, LP, a natural gas pipeline company. Mr. Cohen has been the Chairman of the Board of Brandywine Construction & Management, Inc., a property management company, since 1994. Mr. Cohen is the father of Daniel G. Cohen.	66	1998

Slavka B. Glaser was elected a director in June 2000. She has been employed with JP Morgan Securities, associated with its European Cash Equities group, since September 2000 as an Institutional Sales person responsible for research coverage of US investment institutions. Before joining JP Morgan, from 1996 to September 2000, Ms. Glaser was employed with Brown Brothers Harriman, a private banking and brokerage services company, serving as a member of its US Institutional Sales Group.	34	2000

		Director
Background Information About Continuing Directors	Age	Since

Lance Laifer was appointed to the Board of Directors in June 2002. Mr. Laifer is the principal at Laifer Capital Management, Inc., a registered investment advisory firm that he formed in March 1992. Lance Laifer is also the founder, CEO and President of Bay9, Inc., a pay-for-click web search engine. Prior to forming Laifer Capital, and from February 1990 through March 1992, Mr. Laifer was a portfolio manager at Stonehill Investment Corp., a company that he helped form. From 1988 to February 1990, Mr. Laifer was a distressed credit analyst at an affiliate of Neuberger Berman, LLC. From 1985 to 1988, he was an Associate in the merchant banking group of Jamie Securities, an investment bank and securities brokerage firm.	40	2002

Hersh Kozlov was elected a director in June 2001. He has been a partner in the law firm of Wolf, Block, Schorr and Solis-Cohen LLP since March 2001. From 1981 through March 2001, Mr. Kozlov was a partner with the law firm of Kozlov, Seaton, Romanini, Brooks & Greenberg, which merged into Wolf, Block. Mr. Kozlov formerly served as a director of each of JeffBanks Inc., and U.S. Healthcare Insurance Company.	57	2001

Alan D. Schreiber, M.D. was elected appointed to the Board of Directors in June 2003. Dr. Schreiber has held the position of Professor of Medicine for over twenty years and Assistant Dean for Research for over ten years at the University of Pennsylvania School of Medicine. In addition, Dr. Schreiber has been Scientific Founder and Chairman of the Scientific Advisory board of InKine Pharmaceutical Co. Inc., for six years. Before that, he had been Scientific Founder and Chief Scientific Officer at CorBec Pharmaceutical Co. Inc. for four years. He has been Founder and Scientific Chairman of ZaBeCor Pharmaceutical Co., LLC, for two years.	63	2003
Non-Director Executive Officers

Name	Age

Thomas W. Mann, Chief Operating Officer. Mr. Mann has been our Chief Operating Officer since September 2003. From July 2002 to November 2002 and from July 2003 to September 2003, Mr. Mann was our Senior Vice President. From November 2002 to July 2003, Mr. Mann was our Managing Director — United Kingdom. From June 2000 to July 2002, Mr. Mann was a Senior Vice President of Canadian Imperial Bank of Commerce where he managed both its branch and off-site ATM networks throughout the United States, as well as managing all off-site locations throughout Canada. Before June 2000, Mr. Mann held various positions within the ATM industry with American Express and AmeriCash, and served as the Chief Executive Officer of the Mt. Vernon Money Center ATM Division.	45

Name	Age

Daniel E. O’Brien, Chief Financial Officer. Mr. O’Brien has been our Chief Financial Officer since August 2004. From October 2001, when he joined the company, until August 2004, Mr. O’Brien served as Vice President, Financial Services and Senior Vice President, Financial Services. Before joining our company, Mr. O’Brien spent nearly 20 years in the financial services industry. From 1997 to October 2001, Mr. O’Brien served in several capacities at BankPhiladelphia in Philadelphia, Pennsylvania, ending as Vice-President of the Lending Division.	43

Danial J. Tierney, Executive Vice President. Mr. Tierney has been our Executive Vice President since September 2003. He initially served as our Senior Vice President — North American Business upon joining us in January 1995. Before joining our company, Mr. Tierney held various positions of increasing responsibility with Spectra Physics Scanning Systems, Inc., a manufacturer of laser-based bar code scanning systems, ending as Director of Marketing.	49

Amy B. Krallman, Senior Vice President and Corporate Counsel. Ms. Krallman has served as our Senior Vice President and Corporate Counsel since June 2002. From March 2001 to June 2002, Ms. Krallman served as Director of Investment and Insurance Services to Kinecta Financial & Insurance Services, the investment and insurance subsidiary of Kinecta Federal Credit Union. From September 2000 through March 2001, Ms. Krallman was a consultant for mergers and acquisitions to Lubrizol Corporation. From August 1999 to September 2000, Ms. Krallman created and developed an investment subsidiary for Third Federal Savings & Loan, the nation’s largest mutual thrift institution.	38

Ashley S. Dean, Managing Director, United Kingdom. Mr. Dean has been our Managing Director — United Kingdom since September 2003. From January 2003 to September 2003, he was Vice President — Strategic Planning and Development and from June 1999 to January 2003 he was Director of Operations for our United Kingdom operations. From August 1998 until June 1999 Mr. Dean was a Field Services Manager for Thames Water plc, the largest U.K. privatized clean and waste water utility.	44

Gary M. Cosmer, Senior Vice President and Chief Technology Officer. Mr. Cosmer has been our Chief Technology Officer since February 2000 and a Senior Vice President since February 2004. Mr. Cosmer had previously served as our Director of Information Systems since December 1998 and as a Vice President — Information Technology since February 2000. Before joining our company, Mr. Cosmer was a systems engineer for CTR Business Systems Corporation, one of the largest partner-level Microsoft solutions providers in the Pacific Northwest.	34

Jon S. Pitcher, Principal Accounting Officer. Mr. Pitcher has been our Principal Accounting Officer since November 2004. Mr. Pitcher previously served as our Corporate Controller and Director of Revenue since December 2003. Mr. Pitcher was self-employed from April 2001 until December 2003, providing accounting and consulting services to private and publicly-held clients. From 1991 to March 2001, Mr. Pitcher was Chief Financial Officer of OXIS International, Inc., a publicly-traded pharmaceutical development company.	55

CORPORATE GOVERNANCE
Information Concerning the Board of Directors and Certain Committees
      The Board of Directors held four formal meetings during 2004. Each of the directors attended at least 75% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors currently consists of nine directors, five of whom are independent directors, as defined by Nasdaq Rule 4200. The independent directors are Ms. Alperin, Ms. Glaser, and Messrs. Laifer, Schreiber and Spolan.
      The Board of Directors does not have a formal policy governing Director attendance at its annual meeting of shareholders; nonetheless, the Company believes that all of its directors will attend the meeting. All directors attended the 2004 annual meeting either in person or telephonically.
      Standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Executive Committee and Investment Committee; the director candidate screening functions of the former Nominating Committee will be fulfilled by the entire Board of Directors with final selection of director nominees being made by the independent directors.
      The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, matters relating to the integrity of the Company’s finances and financial statements, the adequacy of the Company’s internal controls, and all related party transactions. In addition, the Audit Committee provides oversight for the Company’s corporate governance procedures. The Audit Committee is also responsible for the engagement of the Company’s independent accountants. The Audit Committee held four formal meetings during 2004. The members of the Audit Committee are Mr. Laifer (Chairman), Dr. Schreiber, and Ms. Alperin. The Board of Directors has determined that each member of the Audit Committee meets the independence standards set forth in the Nasdaq listing standards, including those set forth in Rule 10A-3(h)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Mr. Laifer qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.
      The Audit Committee operates under a written charter adopted by the Board, which charter was amended and restated in December 2003 and is reviewed annually. The charter is available on the Company’s website at www.trm.com, and is attached as Appendix A hereto. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the Company’s independent auditor.
      Under the auspices of the Audit Committee, the Board of Directors has adopted a Code of Ethics that applies to officers, directors and employees of the Company. The Code of Ethics is available on the Company’s website at www.trm.com.
      The Compensation Committee establishes and monitors executive officer compensation and administers the Company’s 1996 Stock Option Plan and Employee Stock Purchase Plan. The committee held four formal meetings during 2004. The current members of the committee are Dr. Schreiber (Chairman), Ms. Alperin and Ms. Glaser.

      The Executive Committee exercises all authority of the Board of Directors between meetings of the Board of Directors. The committee held four formal meetings during 2004. The members of the committee are Messrs. E. Cohen (Chairman), D. Cohen, and Tepper, each of whom will continue through 2005.
      The Investment Committee evaluates and makes recommendations to the Board of Directors concerning potential merger and acquisition activities, significant capital investments and financial structuring. The committee held four formal meetings during 2004. The members of the committee are Mr. Kozlov (Chairman), Ms. Glaser and Mr. Spolan.
      As of 1 January 2004, the full Board of Directors assumed the functions of a nominating committee. The Board of Directors believes that such action was appropriate because it believes that, in doing so, it gains access to the expertise and insight of its management directors on the operations of the Company as they relate to an evaluation of a director candidate. The final determination to nominate a candidate is made by the Company’s independent directors, acting separately. The Board has not adopted a formal charter regarding the nominations process; rather, in lieu thereof, it has adopted resolutions formalizing the nominations process. In addition to shareholders’ general nominating right provided in the Company’s Bylaws, shareholders may recommend director candidates for consideration by the Board. The Board will consider director candidates recommended by shareholders if the recommendations are sent to the Board in accordance with the procedures for other shareholder proposals described elsewhere in this proxy statement under the heading “Shareholder Proposals.” All director nominations submitted by shareholders to the Board for its consideration must include all of the required information set forth in the Company’s Bylaws, as summarized under the heading “Shareholder Proposals,” and the following additional information:

•	any information relevant to a determination of whether the nominee meets the criteria described below under the subheading “Director Qualifications”;

•	any information regarding the nominee relevant to a determination of whether the nominee would not be considered independent under applicable Nasdaq or SEC rules or, alternatively, a statement that the nominee would not be considered independent;

•	a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and

•	if the recommending shareholder, or group of shareholders, has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date of recommendation is made, evidence of such beneficial ownership.
      Director Qualifications. In selecting nominees for director, without regard to the source of the recommendation, the Board believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with the values and standards of the Company. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide the Company. Nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Board considers all applicable statutory, regulatory, case law and Nasdaq requirements with regard thereto, including when appropriate, those applicable to membership on the Board.
      Evaluation of Director Nominees. The Board will typically utilize a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current directors, shareholders, or other companies or persons. The Board does not evaluate director candidates recommended by shareholders differently than director candidates recommended from other sources. Director candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. In evaluating such nominations, the Board seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Board will make a determination whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Board, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Board will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Board’s recommendations.
      All of the director nominees included on the proxy card for election at the Annual Meeting were approved by a majority of the independent directors on the Board. No shareholder (or group of shareholders) beneficially owning more than 5% of the Company’s voting common stock recommended a director nominee for election at the Annual Meeting.
Director Compensation
      As Chairman of the Board of Directors with continuing responsibility in the areas of strategic planning and corporate governance, Mr. D. Cohen is paid a retainer of $150,000 per year, and received a bonus of $150,000 for 2004. Mr. E. Cohen, as Chairman of the Executive Committee of the Board of Directors, has the responsibility for Board oversight of the Company between meetings of the Board of Directors and, in connection with this responsibility, is paid a retainer of $150,000 per year, and was paid a bonus of $100,000 for 2004. In addition, the Company leases automobiles for use by Mr. Tepper and Mr. D. Cohen.
      Except for the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors, members of the Board of Directors are paid an annual retainer of $25,000 and receive $1,000 for each formal meeting of the Board of Directors or a Committee they attend. The Chairmen of the Audit, Compensation and Investment Committees are paid an additional retainer of $5,000 per year.
      Pursuant to the Company’s 1996 Stock Option Plan, each non-employee director is automatically granted a nonqualified stock option for 5,000 shares of the Company’s Common Stock on the date of each annual shareholders meeting held during the time he or she serves as a non-employee director. Each non-employee director who is serving on the Executive Committee of the Board automatically is granted an additional nonqualified stock option for 2,500 shares on the date of each annual shareholder meeting held during the time the director serves as a member of the Executive Committee. The exercise price for all options granted to non-employee directors is the fair market value at the time of the annual meeting. Each such option has a 10-year term and becomes fully exercisable on the first anniversary of the option grant, provided the director is then serving on the Board and, if applicable, on the Executive Committee. On August 31, 2004, the Company granted an additional nonqualified stock option for 60,000 shares of the Company’s Common Stock to Mr. D. Cohen and an additional nonqualified stock option for 60,000 shares of the Company’s Common Stock to Mr. E. Cohen. Each option was granted with an exercise price at fair market value at the time of grant, has a 5-year term and becomes fully exercisable on the first anniversary of the option grant.
Compensation Committee Interlocks and Insider Participation
      No executive officer of the Company is a director or executive officer of any entity of which any member of the Compensation Committee is a director or executive officer.
Certain Relationships and Related Transactions
      In fiscal year 2004, the Company retained the law firm of Cozen O’Connor to perform services through such firm’s London, England offices on behalf of the Company’s United Kingdom subsidiaries. Mr. Harmon Spolan, a director of the Company, is a partner with the law firm of Cozen O’Connor, P.C., at the firm’s offices in Philadelphia, Pennsylvania. Fees paid to the law firm were in an amount not greater than $60,000 or 5% of the firm’s total revenues for its last fiscal year.
      In fiscal year 2004, the Company retained the law firm of Wolf, Block, Schorr & Solis-Cohen LLP to perform services on behalf of the Company. Mr. Hersh Kozlov, a director of the Company, is a partner with the law firm of Wolf, Block, Schorr & Solis-Cohen LLP at the firm’s offices in Philadelphia, Pennsylvania and Cherry Hill, New Jersey. Fees paid to the law firm were $577,000 which was not greater than 5% of the firm’s total revenues for its last fiscal year.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the compensation paid or accrued by the Company during the years ended December 31, 2004, 2003, and 2002, respectively, to the Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Company’s Chief Executive Officer (the “Named Executive Officers”).

					Long-Term
					Compensation
		Compensation
Name and					Securities	Other
Principal Position	Year	Salary		Bonus(3)	Underlying Options	Compensation(4)

Kenneth L. Tepper(1)	2004	$484,609	(2)	$507,357	60,000	$—
President, Chief Executive Officer	2003	$399,088	(2)	$246,507	250,000	$—
	2002	$285,847	(2)	$65,368	5,000	$—

Thomas W. Mann	2004	$238,282		$25,368	10,000	$—
Chief Operating Officer	2003	$196,674		$131,162	25,000	$—
	2002	$93,843		$54,142	75,000	$—

Danial J. Tierney	2004	$235,292		$25,368	15,000	$—
Executive Vice President	2003	$226,671		$80,428	50,000	$—
	2002	$189,174		$35,515	—	$—

Ashley S. Dean	2004	$190,770		$0	20,000	$—
Managing Director, UK	2003	$118,859		$47,372	2,500	$—
	2002	$86,806		$12,863	—	$—

Amy B. Krallman	2004	$177,341		$40,588	10,000	$—
Senior Vice President and	2003	$141,669		$32,485	20,000	$—
Corporate Counsel	2002	$54,689		$21,656	—	$—

(1)	Mr. Tepper was appointed President and Chief Executive Officer of the Company on June 4, 2002 and ended his tenure as Chairman on June 17, 2003.

(2)	Reflects fees paid to Mr. Tepper in his capacity as a Director of the Company in the amounts of $12,500 in 2004, $14,000 in 2003, and $15,000 in 2002. Mr. Tepper no longer receives director fees.

(3)	2004 bonuses are reflected as of the date paid.

(4)	No Named Executive Officer has received perquisites that, in the aggregate, exceed $50,000 or 10% of the total annual salary and bonus of that Named Executive Officer. The Company leases apartments for visiting staff to stay, and certain Named Executive Officers receive automobile allowances or Company-leased automobiles.

Stock Option Grants During the Year Ended December 31, 2004
      Stock options were granted to the Named Executive Officers during the last fiscal year as follows:

Individual Grants					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Shares	Options Granted to			Appreciation for
	Underlying	Employees and	Exercise		Option Term(2)
	Options	Directors in	Price Per	Expiration
Name	Granted	Fiscal Year	Share(1)	Date	5%	10%

Kenneth L. Tepper	60,000	18.58%	$12.12	8/31/2009	$222,353	$471,019
Thomas W. Mann	10,000	3.10%	$12.12	8/31/2009	$37,059	$78,503
Danial J. Tierney	15,000	4.64%	$12.12	8/31/2009	$55,588	$117,755
Ashley S. Dean	10,000	3.10%	$12.12	8/31/2009	$37,059	$78,503
	10,000	3.10%	$22.89	4/22/2009	$35,838	$105,191
Amy B. Krallman	7,508	2.32%	$12.12	8/31/2009	$27,824	$58,940
	2,492	0.77%	$12.12	8/31/2009	$9,235	$19,563

(1)	The exercise price per share was the fair market value as defined in the Company’s 1996 Stock Option Plan.

(2)	In accordance with rules of the SEC, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
Option Exercises and Holdings
      The following table indicates (i) stock options exercised by the Named Executive Officers during the last fiscal year, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 2004, and (iii) the fiscal year-end value of “in-the-money” unexercised options.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth L. Tepper	55,555	$691,660	129,445	247,500	$2,826,729	$4,808,475
Daniel J. Tierney	67,000	$985,015	82,500	52,500	$1,515,225	$996,525
Thomas W. Mann	62,545	$1,056,700	4,170	43,285	$93,742	$854,034
Ashley S. Dean	—	—	4,625	22,875	$88,626	$184,259
Amy B. Krallman	—	—	5,000	25,000	$109,650	$445,050

(1)	Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.

(2)	Based on the fair market value of the Company’s stock as of December 31, 2004. Values are stated on a pretax basis.

Employment Agreements and Severance Arrangements
      Mr. Kenneth L. Tepper entered into an employment agreement as Chairman of the Board with the Company in December 2001. Under the terms of the employment agreement, Mr. Tepper has a base salary of $275,000, which is reviewed annually, and is eligible for incentive compensation as the Board of Directors of the Company may approve from time-to-time in its discretion. Under the terms of the employment agreement, Mr. Tepper received options to purchase 100,000 shares of the Company’s stock at a price of $1.25 per share that expire December 2011. All of such options have vested. In the event Mr. Tepper is terminated by the Company other than for “cause”, defined as (i) any misappropriation of funds or property of the Company by Mr. Tepper (ii) the conviction of or plea of guilty or nolo contendere by Mr. Tepper of a felony or of any crime involving moral turpitude; (iii) Mr. Tepper’s engagement in illegal, immoral or similar conduct tending to place him or the Company, by association with him, in disrepute; (iv) indulgence in alcohol or drugs to an extent that renders him unable or unfit to perform his duties hereunder; or (v) his gross dereliction of duty, Mr. Tepper will receive a severance payment equal to twelve month’s salary plus one month’s salary for each year of employment up to a maximum of 24 months’ salary. In June 2002, Mr. Tepper agreed to serve as the Company’s President and Chief Executive Officer.
      Mr. Danial J. Tierney entered into an employment agreement as with the Company in January 2000. Under the terms of the employment agreement, Mr. Tierney has a base salary of $165,000, to be reviewed annually, and is eligible for incentive compensation as the Board of Directors may approve from time to time in its discretion. In the event Mr. Tierney is terminated by the Company other than for “cause”, Mr. Tierney will receive a severance payment equal to six months’ salary plus an additional one month’s salary for each year of employment by the Company, measured from January 1995, up to a maximum of 12 months salary, plus all incentive compensation earned but unpaid on or prior to the separation date, plus health insurance for up to a maximum of 12 months. Cause is defined as in Mr. Tepper’s agreement. In September 2003, Mr. Tierney agreed to serve as the Company’s Executive Vice President.
      Mr. Thomas W. Mann entered into an employment agreement as Senior Vice President with the Company in July 2002. Under the terms of the employment agreement, Mr. Mann has a base salary of $190,000, to be reviewed annually. Mr. Mann is eligible for incentive compensation as the Board of Directors may approve from time to time in its discretion. Mr. Mann was granted a $25,000 bonus on the 30th day after the effective date of his contract, and given use of a Company-leased vehicle. Under the terms of the employment agreement, Mr. Mann received options to purchase 75,000 shares of the Company’s stock at an exercise price of $1.25 that vest monthly over a period of 36 months, and expire July 2012. In the event Mr. Mann is terminated by the Company other than for “cause”, Mr. Mann will receive a severance payment equal to six month’s salary plus one month’s salary for each year of employment up to a maximum of 12 months’ salary, plus all incentive compensation earned but unpaid on or prior to the separation date, plus health insurance for up to a maximum of 12 months. Cause is defined as in Mr. Tepper’s agreement. In September 2003, Mr. Mann agreed to serve as the Company’s Chief Operating Officer.
      Mr. Ashley Dean entered into an employment agreement in April 2004 as Managing Director effective as of September 22, 2003, of TRM Copy Centres (UK) and TRM (ATM) Limited, the Company’s United Kingdom subsidiaries. Under the terms of the employment agreement, Mr. Dean has a base salary of £100,000, and he is eligible for executive bonus compensation as may be recommended by the Chief

Executive Officer and determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company. The employment agreement may be terminated by the Company upon six month’s written notice and may be terminated by Mr. Dean upon two months’ written notice. Should the Company experience a change in control, the agreement may be terminated upon twelve month’s written notice. Upon execution of this employment agreement, Mr. Dean received non-qualified stock options to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $22.899 that vest annually over a period of four years and expire in September 2008.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
Compensation Committee
      All of the actions regarding compensation of executive officers of the Company during the year ended December 31, 2004, were taken in accordance with policies as established by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of three directors, each of whom is a “non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. During the year ended December 31, 2004, the Committee also administered the Company’s 1996 Stock Option Plan, the Company’s Restated 1986 Stock Incentive Plan, and the Company’s 2001 Nonqualified Stock Option Plan.
Executive Officer Compensation
      The Company’s executive officer compensation is based on several general principles, which are summarized below:

•	encourage long-term success and align management interests with shareholder interests by giving Company executives the opportunity to acquire stock in the Company,

•	reward initiative of the Company’s executive officers,

•	link corporate and individual performance to compensation, and

•	provide competitive total compensation which enables the Company to attract and retain key executives
      The Company’s executive compensation program consists of base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of

(1)	This section, the section entitled “Report of the Audit Committee” and the section entitled “Stock Performance Graph” are not “soliciting material,” are not deemed “filed” with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

stock options. This program is designed to provide compensation that is tied to both the Company’s, as well as the individual’s, performance.
      Base Salary. During the year ended December 31, 2004, the salaries established for executive officers other than the Chief Executive Officer were determined after considering the Company’s size and complexities relative to other public companies, as well as job responsibilities, individual experience and individual performance. Each executive officer’s salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.
      Cash Bonuses. In 2004, Company employees were eligible for payment of an annual cash bonus based upon the determination of the Committee for executive officers, and delegated by the Committee to management for other employees of the Company. Considerations included individual performance, as well as the individual’s contribution to the Company’s performance and the Company’s profitability, among other criteria. The Committee determined that bonuses for Named Executive Officers were incentive to remain at the Company and therefore determined that the Named Executive Officer must sign a noncompete agreement through year end; additionally, if the Chairman, the Executive Committee Chairman, or the President and CEO leave voluntarily prior to year end he must repay his bonus.
      Long-Term Incentives-Stock Options. The Company’s primary long-term incentive compensation is through stock options. The Company has a stock option plan in which key employees of the Company, including executive officers, are eligible to participate. The Board of Directors and the Committee believe that the availability of stock incentives is an important factor in the Company’s ability to attract and retain key employees, to provide an incentive for them to exert their best efforts on behalf of the Company and to align their interests with shareholders. Options initially granted to persons becoming executive officers depend on the level of responsibility and position of the grantee. Subsequent grants are made based on the Committee’s subjective assessment of the individual’s performance. Options granted to executive officers generally become exercisable in equal increments over a period of years. The Committee believes that stock options with these features provide an incentive for executives to remain in the employ of the Company and reward executive officers and other key employees for performance that results in increases in the market price of the Common Stock — which directly benefits all shareholders.
Chief Executive Officer Compensation
      The 2004 compensation established for Kenneth L. Tepper was determined by the Committee based on the criteria described above after considering salaries offered by the Company’s competitors, the Company’s size and complexities relative to other public companies, and the Company’s desire to retain a skilled senior executive. Additionally, the Committee considered the performance of the Company during 2004, and in particular the substantial increase in the price of the Company’s common stock, the substantial increase in the Company’s net sales and earnings, the success of the cost reduction program designed and implemented by Mr. Tepper, the successful completions of a series of acquisitions in the United States, the United Kingdom and Canada that doubled the size of the Company and the Company’s successful capital raise in the approximate amount of $54 million.

Compensation Committee Report Submitted By:
Alan Schreiber, Chairman
Nancy Alperin
Slavka Glaser
AUDIT COMMITTEE MATTERS
Report of the Audit Committee
      In connection with the preparation of the Company’s audited financial statements for the year ended December 31, 2004, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards); and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence and satisfied itself as to their independence.
      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Committee Report Submitted By:
Lance Laifer, Chairman
Nancy Alperin
Alan Schreiber
Principal Accounting Firm Fees
      The Company incurred the following fees for services performed by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, in fiscal year 2004:

Audit Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2004, for services related to the Fall 2004 offering of Common Stock, and assistance with the review of documents filed with the Securities and Exchange Commission were $835,000. Fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2003 were $371,000. Audit fees include fees billed in connection with the audit of the statutory financial statements of the Company’s United Kingdom subsidiaries.

Audit-Related Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services were $312,000 in 2004 and $187,000 in 2003. Audit-related services include audits of TRM Inventory Funding Trust, the vehicle that provides the Company with cash to supply its ATMs, the audit of the Company’s retirement plan, and due diligence on prospective acquisitions.

Tax Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional tax services were $238,000 in 2004 and $157,000 in 2003. Professional tax services during 2004 and 2003 consisted of compliance, planning and advice relating to United States, United Kingdom and Canadian taxes.

All Other Fees: None.

      The entirety of services provided by the Company’s independent auditors for 2004 were provided by full-time employees of PricewaterhouseCoopers LLP.
      PricewaterhouseCoopers LLP did not provide the Company with any non-audit services during 2004.
      Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions are met as set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act. None of the audit-related and tax services were subject to this rule and the approval procedures described therein.

Stock Performance Graph
      The following graph provides a comparison of the cumulative total shareholder return for the period December 31, 1999 through December 31, 2004 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (US) and (iii) the Nasdaq Retail Trade Index, in each case assuming the investment of $100 on December 31, 1999 and the reinvestment of any dividends.

PROPOSAL 2
PROPOSAL TO ADOPT THE TRM CORPORATION OMNIBUS STOCK INCENTIVE PLAN
      The Compensation Committee of the Board of Directors has adopted and is submitting to shareholders for approval, the TRM Corporation Omnibus Stock Incentive Plan.
Introduction
      The Company has historically used stock options as a means of rewarding employee performance, and of retaining directors. Grants have been made to date under a 1996 Restated Stock Option Plan and a 2001 NonQualified Stock Option Plan. Virtually all options available for grant under these plans have been granted. To continue to grant stock options, and to have the flexibility to make other awards of stock, such as restricted stock, the Company has developed the Plan. The Board of Directors believes that such awards enhance the ability of the Company and its subsidiaries to attract, motivate and retain its employees and directors. Under good corporate governance policies, as well as the listing standards of NASDAQ, and Internal Revenue Code requirements for incentive stock options, this type of program requires shareholder approval. Accordingly, the Compensation Committee of the Board has adopted the Plan and, on behalf of the Board, is submitting it to shareholders for approval.
Description of the Plan
      The following is a description of the material terms of the Plan. This description is qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix B.
      Administration. The Plan will be administered by the Board of Directors or one or more committees established by the Board. If the Board intends for the Plan to be exempt from limitations on deductibility under Internal Revenue Code Section 162(m) by reason of grants thereunder being “performance-based” compensation, the Board will establish a committee that consists exclusively of two or more members of the Board of Directors, each of whom qualifies as an “outside director” (for purposes of Section 162(m)), and who may also qualify as a “non-employee director” (as that term is used for purposes of Rule 16b-3) with respect to the Plan. The committee(s) will have the sole and complete authority to interpret the Plan and make all other determinations necessary for the Plan’s administration.
      Eligibility. Employees and directors of the Company and its subsidiaries are eligible to receive awards under the Plan, except that only employees are eligible to receive incentive stock options.
      Awards. Awards under the Plan will consist of options to purchase shares, or awards of restricted shares, of Common Stock made from time to time to persons selected by the Committee and based on performance criteria established by the Committee (“Awards”). Options will be granted with exercise prices equal to the fair market value of our Common Stock at the time of grant. If an Award expires or terminates, without being exercised in full, the unpurchased or unvested shares of Common Stock which were subject to such Award will be available for future grants of Awards under the Plan. Options may be granted to one employee in any calendar year for no more than 50,000 shares of Common Stock. No incentive stock option may be granted to a Director of the Company. Stock options may be exercised either with cash or by cashless exercise.

      Voting Rights. Stock option Awards do not permit the grantee to vote the shares of Common Stock underlying the options until the underlying shares have been purchased. Holders of restricted stock that has been awarded, subject to any vesting, will have all of the rights of a shareholder, including the right to vote the shares and receive dividends and other distributions.
      Available Shares. The Plan provides for the issuance of up to 450,000 shares of Common Stock as restricted shares, and for the grant of options to purchase up to 150,000 shares of Common Stock. Such shares may be either authorized and unissued shares or shares issued and thereafter reacquired by the Company. If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, the number of shares of Common Stock that may be awarded under the Plan will be proportionately adjusted.
      Term of the Plan. If approved by the shareholders at the 2005 Annual Meeting, the Plan will be effective as of January 1, 2005 and will continue in effect, unless terminated earlier by the Board of Directors, until December 31, 2014.
New Plan Benefits
      The selection of employees to receive awards under the Plan will be determined in the future at the discretion of the Committee. Accordingly, the benefits under the Plan that will be received by any individual or group are not determinable. On March 11, 2005, the record date for this Annual Meeting, the closing price of the Company’s common stock on Nasdaq was $23.06 per share.
Federal Income Tax Consequences
      The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
      From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of Common Stock. Future appreciation on Common Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the Common Stock are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
      Exceptions to these general rules may arise under the following circumstances: (i) if shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its Named Executive Officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (iv) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.
      An individual who has been granted restricted shares of Common Stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions relating to the stock constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m), the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.
      However, the recipient of shares of restricted Common Stock may elect to be taxed at the time of grant of the shares based upon their fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), and (b) there will be no further federal income tax consequences when the forfeiture restrictions lapse.
      The Board of Directors recommends a vote FOR adoption of the TRM Corporation Omnibus Stock Incentive Plan.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2005. There is no requirement that the selection of PricewaterhouseCoopers LLP be submitted to our shareholders for ratification or approval. The Board, however, believes that the Company’s shareholders should be given an opportunity to express their views on the selection. While the Audit Committee is not bound by a vote against ratifying PricewaterhouseCoopers LLP, it may take a vote against PricewaterhouseCoopers LLP into consideration in future years when selecting the Company’s independent accountants. PricewaterhouseCoopers LLP, an international firm of certified public accountants, has audited the Company’s financial statements since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
      The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Reports of all transactions in the Company’s Common Stock by insiders are required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based solely on its review of copies of the reports received by it, or representations of such reporting persons, the Company believes that during 2004 no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis, other than a report of the purchase of 5,000 shares of the Company’s Common Stock by the husband of Slavka Glaser.
SHAREHOLDER PROPOSALS
Shareholder Proposals to Be Included in the Company’s Proxy Statement
      Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2006 Annual Meeting, shareholder proposals must be received by the Company at its executive offices located at 1521 Locust Street, Second Floor, Philadelphia, PA 19102 no later than December 19, 2005, and must otherwise comply with the requirements of Rule 14a-8.
Shareholder Proposals Not to Be Included in the Company’s Proxy Statement
      Shareholders wishing to present proposals for action at an annual meeting apart from proposals to be included in the Company’s proxy statement must do so in accordance with the Company’s Bylaws. A shareholder must give timely notice of the proposed business to the Secretary at the Company’s executive offices referred to above. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to that year’s annual meeting; provided, however, that in the event less than 30 days’ notice of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (i) a brief description of the matter proposed to be brought before the meeting, (ii) the name and address, as they appear in the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such matter. Assuming the Company gives shareholders 30 days’ notice of the annual meeting and the date of the 2006 annual meeting is on a corresponding date to the 2005 Annual Meeting, if notice of any shareholder proposal to be raised at next year’s annual meeting of shareholders is not received by the

Company at its principal executive offices by April 17, 2006, proxy voting on that proposal when and if raised at the 2006 annual meeting will be subject to the discretionary voting authority of the designated proxy holders.
      Shareholders wishing to nominate directly candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company’s Bylaws by giving timely notice in writing to the Secretary as described above. The notice shall set forth (i) the information described by Items 401(a), (e) and (f) and Item 403(b) of Regulation S-K under the Securities Act of 1933, as amended, (ii) the class and number of shares of the Company which are beneficially owned by the nominating shareholder, and (iii) any material interest of the shareholder or of the nominee in the Company. The presiding officer at the annual meeting shall determine whether any nomination was properly brought before the annual meeting in accordance with the Company’s Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.
SHAREHOLDER COMMUNICATIONS
      Shareholders who wish to communicate with the Board of Directors, or specific individual Directors, may do so by directing correspondence addressed to such Directors or Director in care of Amy B. Krallman, Esquire, Senior Vice President and Corporate Counsel, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a shareholder-board communication. In the alternative, shareholder correspondence can be addressed to David Gitlin, Esq., Corporate Counsel, at Wolf, Block, Schorr & Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103.
OTHER MATTERS
      The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.
SHAREHOLDERS SHARING AN ADDRESS
      Shareholders sharing an address with another shareholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Investor Relations, 5208 NE 122d Avenue, Portland, Oregon 97230; telephone number (503) 257-8766. The Company will promptly deliver a copy of the requested materials.

      Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.
ANNUAL REPORT ON FORM 10-K
      The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K including financial statements and the schedules thereto. Any such request from a beneficial owner of the Company’s Common Stock must set forth a good faith representation that, as of the record date for this solicitation, March 11, 2005, the person making the request was the beneficial owner of the Company’s Common Stock. Such written requests should be directed to the Company at 5208 NE 122d Avenue, Portland, Oregon 97230, Attention: Legal Department.
Portland, Oregon
April 15, 2005

APPENDIX A
AUDIT COMMITTEE CHARTER
(as of December 2004)
Purpose
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of TRM Corporation (the “Company”) is to represent and assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.
      The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.
Committee Membership
      The Committee shall be appointed by the Board and shall comprise at least three directors who meet the experience and independence standards of the Nasdaq Stock Market, Inc. (“Nasdaq”), and other applicable federal laws and regulations. Committee members may receive no compensation from the Company other than director’s fees. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise as determined by the Board. The Board will designate a Chairman for the Committee.
Committee Authority and Responsibilities
      The primary responsibility of the Committee is to oversee the Company’s financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.
      1. Independent auditors. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company. The Company shall provide the appropriate funding, as determined by the Committee, for payment of compensation to the public accounting firm so engaged.
      The Committee shall also be responsible for: (a) ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (c) taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor. In connection with these responsibilities, the Committee shall discuss the auditors’ independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s review of the independent auditors’ internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. The Company shall review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.
      2. Audit services. The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.
      3. Permissible non-audit services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. The Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Committee members, provided that such delegate(s) present any such approvals to the full Committee at its next scheduled meeting.
      4. Review of interim financial statements; earnings releases. The Committee shall review the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 1O-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.
      5. Review of annual audited financial statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on

Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.
      The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and (c) the effects of alternative accounting methods and regulatory and accounting initiatives on the financial statements.
      The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as received by the independent auditors.
      Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.
      6. Internal controls; disclosure controls and procedures. The Committee will review and discuss with management and the independent auditors the Company’s internal controls. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.
      7. Complaint procedures. The Committee will establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding questionable accounting and auditing matters.
      8. Risk Assessment. The Committee will review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      9. Related-Party Transactions. The Committee will review and have prior-approval authority for related-party transactions (as defined in the applicable Nasdaq listing standards).
      10. Report for inclusion in proxy statement. The Committee shall prepare the report that SEC rules require to be included in the Company’s annual proxy statement.
      11. Hiring of auditor personnel. The Committee shall set clear hiring policies with regard to employees and former employees of the independent auditors.
      12. Charter. The Committee shall periodically (but no less than annually) review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      13. Annual performance evaluation. The Committee shall annually review its own performance.
      14. Investigative authority. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.
Outside Advisors
      The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions. The Committee shall have sole authority to approve related fees and retention items. The Company will provide appropriate funding, as determined by the Committee, for compensation to any such outside advisors engaged by the Committee.
Meetings
      The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least quarterly, with the independent auditors and management to discuss any matters that they wish to bring to the Committee’s attention.
      The Committee shall report to the Board with respect to its meetings, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and/or the performance and independence of the Company’s independent auditors.

APPENDIX B
TRM CORPORATION OMNIBUS STOCK INCENTIVE PLAN
Effective as of January 1, 2005

1.	PURPOSE AND SHAREHOLDER APPROVAL
      (a) The TRM Corporation Omnibus Stock Incentive Plan (the “Plan”) is being established to provide incentives and awards to those employees and members of the Board largely responsible for the long term success of TRM Corporation, an Oregon corporation (the “Company”) and its affiliates, and to be a successor plan with respect to the Company’s 2001 Non Qualified Stock Option Plan (the “2001 Plan”), the Company’s 1996 Restated Option Plan (the “1996 Plan”), and the Company’s Restated 1986 Stock Incentive Plan (the “1986 Plan”) (the 2001 Plan, the 1996 Plan and the 1986 Plan being referred to herein as the “Prior Plans”).
      (b) The Plan is intended to enable the Company to attract and retain executives and members of the Board in the future and to encourage key employees and members of the Board to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company’s Common Stock.
      (c) In addition, this Plan’s adoption is subject to its approval by the Company’s shareholders. Any grants or awards made under the Plan shall be null and void if the Plan is not so approved at the next regularly scheduled meeting of the Company’s shareholders. The Plan is intended to permit the grant of options that meet certain requirements of the Code relating to the payment of compensation that qualifies as “performance based compensation” which is exempt from certain limitations on deduction imposed under Code Section 162(m).

2.	GENERAL PROVISIONS
      (a) Definitions. As used in the Plan:

(i) “Award” means a restricted stock award granted pursuant to Section 4 of the Plan.

(ii) “Act” means the Securities Exchange Act of 1934, as amended.

(iii) “Board of Directors” or “Board” means the Board of Directors of the Company.

(iv) “Change in Control” means the occurrence of any of the following:

(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including in the Company’s subsidiaries) of the Company and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(B) the adoption of a plan relating to the liquidation or dissolution of the Company;

(C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company;

(D) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (D), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(E) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

(v) “Code” means the Internal Revenue Code of 1986, as amended.

(vi) “Committee” means the Board of Directors itself, or one or more committees established by the Board of Directors to serve as an administrative committee with respect to the Plan; provided, however, that to the extent grants or awards are made that are intended to be exempt from the limitations on deductibility under Code Section 162(m) by reason of being “performance-based” compensation, there shall be a Committee that consists exclusively of two (2) or more members of the Board of Directors, each of whom qualifies as an “outside director” (as that term is used for purposes of Code Section 162(m)) and who may also qualify as a “non-employee director” (as that term is used for purposes of Rule 16b-3) with respect to the Plan.

(vii) “Common Stock” means the Common Stock, no par value, of the Company.

(viii) “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on 1 January 2005 or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(ix) “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.

(x) “Fair Market Value” means, with respect to the date a given Stock Option is granted or exercised, the average of the lowest and highest sales price for a share of Common Stock as quoted on NASDAQ for that date or, if not reported on the New York Stock Exchange for that date, as quoted on the principal exchange on which the Common Stock is listed; provided, however, if no such sales are made on such date, then on the next proceeding date on which there are such sales. If for any day the Fair

Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

(xi) “Incentive Stock Option” means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

(xii) “Non Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

(xiii) “Participant” means an employee of the Company or one or more of its Subsidiaries and any member of the Board to whom a Stock Option and/or an Award has been granted under the Plan.

(xiv) “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

(xv) “Stock Option” means an Incentive Stock Option or Non Qualified Stock Option granted under the Plan.

(xvi) “Subsidiary” means any corporation whose outstanding voting securities having ordinary voting power to elect directors (other than securities having such power only by reason of the happening of a contingency) shall at the time be 50% or more owned, directly or indirectly, by the Company.

(xvii) “Total Disability” shall mean (A) a physical or mental disability which, at least twenty six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant’s legal representative or (B) if the Company then has in effect a disability plan covering employees generally, including the Participant, the definition of covered total and permanent “disability” set forth in such plan.

(xviii) “Voting Stock” means any class of stock of the Company that has been assigned the right to vote on any shareholder matters.

      (b) Administration of the Plan.
      (i) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to: (A) interpret and administer the Plan and Stock Options and Awards granted under it; and (B) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall (A) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option or Award in a manner and to the extent it shall deem necessary to make the Plan fully effective; (B) determine those individuals who are eligible to be Participants in the Plan to whom Stock Options and/ or Awards may be granted and the number of any thereof to be granted to any Participant, consistent with the provisions of the Plan; (C) determine the terms of Stock Options and Awards granted, consistent with and subject to the limitations contained in the Plan; and (D) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

      (ii) The Board may, at its discretion, select one or more of its members who is eligible to be a member of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
      (c) Effective Date. The Plan shall be effective as of January 1, 2005, provided that the Plan is approved and ratified by the Company’s shareholders at the next regularly scheduled meeting of the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan and all awards previously granted thereunder become null and void.
      (d) Duration. If approved by the shareholders of the Company, as provided in Section 2(c), unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2014.
      (e) Shares Subject to the Plan. The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 600,000, plus additional shares equal to the number of shares available for grants under the Prior Plans as of the date this Plan is approved by the Company’s shareholders, subject to adjustment in accordance with Section 5(a), which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. Up to 450,000 shares of Common Stock may be issued hereunder as restricted stock, and options to purchase up to 150,000 shares of Common Stock may be granted. If a Stock Option (whether granted under this Plan or previously under one of the Prior Plans) or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options or Awards under the Plan. In the event any Award lapses prior to the realization thereof, any shares of Common Stock allocable to such Award shall again be available for future grants of Stock Options or Awards.
      (f) Amendments. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any Treasury Regulations issued thereunder; provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

(i) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 6(a)); or

(ii) Extends the term of the Plan; or

(iii) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

(iv) Otherwise materially increases the benefits accruing to Participants under the Plan; or

(v) Materially modifies the requirements as to eligibility for participation in the Plan; or

(vi) Will cause Stock Options or Awards issued or granted under the Plan to fail to be exempt under the requirements of Rule 16b-3.
Termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant’s rights under any Stock Option or Award that has already been granted to such Participant.
      (g) Participants and Grants. The Committee shall have full discretionary authority with respect to Stock Options and Awards granted under the Plan to vary the terms, and numbers of shares to be subject to any grant to any Participant, subject only to the limitations and express rules of the Plan, and to include such other terms and conditions as may be established at the Committee’s discretion to the extent such other terms and conditions are not in conflict with applicable terms of the Plan.

3.	STOCK OPTIONS
      (a) General. All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by written agreements executed by the Company and the Participant to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than 50,000 shares of Common Stock, as such number may be adjusted pursuant to Section 5(a).
      (b) Price. Subject to the provisions of Sections 3(f)(iv) and 6(a), the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.
      (c) Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.
      (d) Exercise. Subject to Section 3(i), no Stock Option shall be exercisable prior to the expiration of one (1) year from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.
      (e) Payment. The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

(i) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

(ii) In the discretion of the Committee by note; or

(iii) In the discretion of the Committee, by the delivery from the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

(iv) In the discretion of the Committee, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

(v) In the discretion of the Committee, by a combination of any number of the foregoing. The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.
      (f) Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(i) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

(ii) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non Qualified Stock Options.

(iii) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

(iv) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

      (g) Termination of Employment.
      (i) In the event a Participant’s employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.
      (ii) If a Participant, while holding Stock Options, retires upon reaching his normal retirement date or having elected early retirement under a formal plan or policy of the Company or dies, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such retirement or death, as the case may be. If a Participant’s employment by the Company or its Subsidiaries shall terminate as a result of the Participant’s Total Disability, while such Participant is holding Stock Options, then each Stock Option held by the Participant shall be exercisable by the Participant until its stated expiration date.
      (iii) If a Participant’s employment by the Company or its Subsidiaries shall terminate for any reason not specified in Sections 3(g)(i) or (ii), the Participant shall, to the extent otherwise exercisable, have the right to exercise the Stock Options held by him or her at the date of termination for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion determine at or after the date of grant; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.
      (iv) Stock Options held by a Participant at the time of the termination of his or her employment by the Company or its Subsidiaries which, by their terms are not then exercisable, shall, subject to, and except as otherwise provided by, the provisions of (A) this Section 3(g) regarding expiration or lapse and (B) Section 3(i) regarding acceleration and redemption become exercisable (if at all) at the times, and otherwise in the manner, set forth in connection with their original grant or on such accelerated basis as the Committee may, in its sole discretion, determine at or after grant.
      (h) Effect of Leaves of Absence. It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.
      (i) Acceleration and Redemption. Upon the occurrence of a Change in Control, all Stock Options granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of said Stock Option to the contrary.

4.	RESTRICTED STOCK
      (a) Grant. Common Stock may be granted from time to time under the Plan by the Committee to Participants. An Award will consist of Common Stock to be transferred to a Participant without other payment therefor upon completion of any restriction period relating to such Award (“Restriction Period”) and satisfaction of any performance criteria, each as may be established by the Committee.
      (b) Restrictions. Except as otherwise provided in this Section 4, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of the Common Stock subject to the Award shall lapse upon the Participant’s death, Total Disability, the Participant’s retirement after attaining his or her retirement date under a formal plan or policy of the Company, upon an event that would constitute a Change in Control, or upon any other date or event as may be determined by the Committee in its sole discretion at or after grant of the Award.
      (c) Lapse. If a Participant terminates employment with the Company for any reason other than as set forth in Section 4(b) before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.
      (d) Custody of Shares. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Common Stock subject to an Award be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria.
      (e) Shareholder Rights. Each Participant who receives an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.
      (f) Agreement. Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.

5.	MISCELLANEOUS PROVISIONS
      (a) Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.
      (b) Non Transferability. No Stock Option or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option granted under the Plan shall be exercisable during the Participant’s lifetime by any person other than the Participant or his guardian or legal representative. Notwithstanding the foregoing, any Common Stock acquired by exercise of a Stock Option or in connection with an Award that has become vested and transferability is not subject to any restriction under this Section 5(b).
      (c) Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or upon the lapse of restrictions on any shares of Common Stock subject to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company.
      (d) Compliance with Law and Approval of Regulatory Bodies. No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option by a person or estate acquiring the right to the Award or the exercise of a Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option or Award and may require consents and releases of taxing authorities that it may deem advisable.
      (e) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Option or Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

      (f) Separability. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 or the performance-based compensation rules applicable pursuant to Code Section 162(m), then such terms or provisions shall be deemed inoperative to the extent they so conflict with any such requirements.
      (g) Interpretation of the Plan. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.
      (h) Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.
      (i) Construction of Plan. The place of administration of the Plan shall be in the State of Oregon, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Oregon.

REVOCABLE PROXY

☑ PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR
THE 2005 ANNUAL MEETING OF SHAREHOLDERS –
May 17, 2005

The undersigned hereby appoints Lance Laifer and Amy B. Krallman, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Shareholders of TRM CORPORATION to be held on May 17, 2005, and any adjournments thereof, with respect to the following:

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

For All
1.	ELECTION OF DIRECTORS:	For	Withhold	Except
		☐	☐	☐
Daniel G. Cohen (3-year term)
Harmon S. Spolan (3-year term)
Kenneth L. Tepper (3-year term)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

		For	Against	Abstain
2.	To consider and vote upon a proposal to adopt the TRM Corporation Omnibus Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of selection of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐

     Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     Please date and sign exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.

é Detach above card, sign, date and mail in the postage paid envelope provided. é

5208 N.E. 122nd Avenue Portland, Oregon 97230-1074

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.